News from

Buckeye

Contacts:                      Steve Dean, Senior Vice President
and Chief Financial Officer
901-320-8352

Eric Whaley
Investor Relations
901-320-8509
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES SECOND QUARTER 2013 EARNINGS RESULTS SCHEDULE
MEMPHIS, TN January 2, 2013 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, January 30, 2013 at 8:00 a.m. Central (9:00 Eastern) to discuss second quarter 2013 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through February 28, 2013.

In addition, persons interested in listening by telephone may dial in at (888) 427-9376 within the United States.  International callers should dial (719) 325-2215. Participants should call no later than 7:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 9412124.  This replay will be available until February 13, 2013.

A press release will be issued via Business Wire after the market closes on January 29. If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.